UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2012

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street,
Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of Government Properties Income Trust, or the Company, held on May 16, 2012, the Company’s shareholders elected, by a plurality of votes, Barbara D. Gilmore as the Independent Trustee in Class III of the Board of Trustees for a three year term of office until the Company’s 2015 annual meeting of shareholders and to serve until her successor shall have been elected and qualified.  Ms. Gilmore received the following votes: For — 33,188,432; Withhold — 445,245; and Broker Non-Votes — 9,974,715.

The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
43,457,299	87,660	63,433	N/A

The results reported above are final voting results.

Item 8.01.  Other Events.

Change to Trustee Compensation; Share Grants

On May 16, 2012, the Company changed its trustee compensation arrangements.  A summary of the Company’s currently effective trustee compensation arrangements is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On May 16, 2012, the Company granted each of the Company’s trustees 2,000 common shares of beneficial interest, par value $.01 per share, valued at $22.43, the closing price of the Company’s common shares on the New York Stock Exchange on that day, consistent with the trustee compensation arrangements.

Item 9.01.  Financial Statements and Exhibits.

(d)                                Exhibits.

The Company hereby files the following exhibits:

10.1        Summary of Trustee Compensation.

10.2        Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

		By:	/s/ Mark L. Kleifges
		Name:	Mark L. Kleifges
		Title:	Treasurer and Chief Financial Officer

Dated:	May 22, 2012